Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Metsera, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date:   February 10, 2025

ARCH VENTURE FUND XII, L.P.

By:    ARCH Venture Partners XII, L.P.

its General Partner

By:    ARCH Venture Partners XII, LLC

its General Partner

By:                  *

Robert Nelsen

Managing Director

ARCH VENTURE PARTNERS XII, L.P.

By:  ARCH Venture Partners XII, LLC

its General Partner

By:                  *

Robert Nelsen

Managing Director

ARCH VENTURE PARTNERS XII, LLC

By:                   *

Robert Nelsen

Managing Director

ARCH VENTURE PARTNERS XII, LLC

By:                   *

Robert Nelsen

Managing Director

                          *

Keith Crandell

                          *

Robert Nelsen

                          *

Kristina Burow

                          *

Steven Gillis

* By:  /s/ Mark McDonnell

Mark McDonnell as

Attorney-in-Fact

*          This Agreement of Joint Filing was executed by Mark McDonnell pursuant to a Powers of Attorney filed as Exhibit 24 and 24.1 to the Form 3 relating to the beneficial ownership of shares of Neumora Therapeutics, Inc. by the Reporting Persons filed with the Securities Exchange Commission on September 14, 2023 and incorporated herein in its entirety by reference.